EXHIBIT 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), I, John Harland, certify that:

1.
The Quarterly Report of WaferGen Bio-systems, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2012 (the “Report”) as filed with the Securities and Exchange Commission as of the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2012

/s/ JOHN HARLAND
John Harland
Interim Chief Financial Officer
(principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to WaferGen Bio-systems, Inc., and will be retained by WaferGen Bio-systems, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.